EXHIBIT 99.1

Steelcase Reports Second Quarter Results

Americas Continues Organic Revenue Growth and Generates Strong Operating Income Margin

GRAND RAPIDS, Mich., Sept. 18, 2013 (GLOBE NEWSWIRE) -- Steelcase Inc. (NYSE:SCS) today reported second quarter revenue of $757.6 million and net income of $27.6 million, or $0.22 per share, including restructuring costs of approximately $0.02 per share. Earnings per share were consistent with company expectations despite revenue falling short in EMEA and Asia Pacific.   Steelcase reported $744.9 million of revenue and earnings of $0.23 per share in the second quarter of the prior year, including restructuring costs of approximately $0.02 per share.

Organic revenue growth over the prior year was modest after adjusting for $5.2 million of favorable currency translation effects and a favorable impact of $4.2 million from dealer acquisitions, net of a divestiture. The Americas organic revenue growth was 4 percent compared to the prior year and reflected a favorable business mix. EMEA experienced a 13 percent organic revenue decline which compared to significant revenue growth in the prior year. Revenue continued to include a higher than normal mix of project business from some of the company's largest corporate customers.

Current quarter operating income of $52.0 million compares to operating income of $46.8 million in the prior year. Excluding restructuring costs, second quarter adjusted operating income of $55.3 million compares with $50.5 million in the prior year. Exceptionally strong adjusted operating income in the Americas was partially offset by adjusted operating losses in EMEA and Asia Pacific.

"We have tremendous confidence in our global strategy, yet our consolidated results continue to be negatively impacted by the economic crisis in Western Europe," said James P. Hackett, CEO. "The Americas outperformed our expectations with an operating income margin of 14%, the highest result for any of our segments in the last decade. In contrast, our EMEA results reflect a significant operating loss, despite the great work of our resident teams to position our business for the eventual economic recovery in Western Europe."

Cost of sales improved 110 basis points to 67.8 percent of revenue in the current quarter compared to 68.9 percent in the prior year. This improvement was driven primarily by favorable business mix and net benefits from pricing adjustments and recent restructuring actions in the Americas.

Operating expenses in the second quarter were $188.9 million compared with $181.0 million in the prior year. The increase was largely due to the impact of recent acquisitions, unfavorable currency translation effects, an environmental reserve adjustment and spending on marketing and other initiatives compared to the prior year.

An investment loss of $1.8 million in the current quarter compares to an investment gain of $1.3 million in the prior year. The decline was primarily due to losses in the cash surrender value of variable life company-owned life insurance (COLI) in the current quarter versus gains in the prior year.

Other income, net of $0.6 million in the current quarter decreased by $1.1 million compared to the prior year primarily due to higher foreign currency losses in the current period.

Income tax expense of $18.7 million in the current quarter reflects an estimated effective tax rate for the full fiscal year of approximately 40% and included $1.0 of net discrete tax benefits.

Cash, short-term investments and the cash surrender value of variable life COLI totaled $285 million and total debt was $288 million at the end of the second quarter.

The Board of Directors today declared a cash dividend of $0.10 per share, to be paid on or before October 11, 2013 to shareholders of record as of September 30, 2013.

"Our global competitiveness continues to be negatively impacted by the cost structures within our EMEA segment, which has generated adjusted operating losses of $18.9 million during the first half of this fiscal year," said David C. Sylvester, senior vice president and CFO.  "Therefore, we expect to work with our EMEA teams to initiate procedures in the next 30 to 60 days with employee representatives in the countries involved regarding potential projects aimed at safeguarding our competitiveness."

Outlook

In the Americas, second quarter order growth approximated 10% compared to the prior year and customer order backlog at the end of the second quarter increased approximately 19% compared to the prior year. EMEA second quarter orders declined by approximately 12% compared to the prior year. The company expects third quarter fiscal 2014 revenue to be in the range of $755 to $780 million. This estimate includes an assumption of approximately $4 million from favorable currency translation effects compared to the prior year, as well as a $2 million negative impact from a divestiture. Adjusting for these impacts, the company projects third quarter organic revenue growth in the range of 4 to 7 percent over the prior year. The company reported revenue of $727.2 million in the third quarter of fiscal 2013.

Steelcase expects to report earnings between $0.23 to $0.27 per share for the third quarter of fiscal 2014, including restructuring costs of approximately $0.01 per share. In addition, this estimate includes higher operating expenses as compared to the second quarter of fiscal 2014 and an estimated effective income tax rate of approximately 40%. Steelcase reported earnings of $0.19 per share in the third quarter of fiscal 2013, including restructuring costs of approximately $0.03 per share.

"In the Americas, we continue to see strong customer reaction to our solutions and this is contributing to that segment's momentum going into the third quarter," Mr. Hackett said.  "While the EMEA region continues to be challenged by the ongoing economic crisis, it is an important long-term market for our global customers and, thus, a critical component of our company's future success."

Business Segment Results
(in millions)

	(Unaudited)			(Unaudited)
	Three Months Ended			Six Months Ended
	August 23, 2013	August 24, 2012	% Change	August 23, 2013	August 24, 2012	% Change

Revenue
Americas (1)	$ 558.7	$ 539.8	3.5%	$ 1,037.5	$ 1,019.0	1.8%
EMEA (2)	132.4	140.0	(5.4)%	259.1	269.2	(3.8)%
Other (3)	66.5	65.1	2.2%	128.1	131.9	(2.9)%
Consolidated revenue	$ 757.6	$ 744.9	1.7%	$ 1,424.7	$ 1,420.1	0.3%

Operating income (loss)
Americas	$ 78.3	$ 57.4		$ 117.0	$ 91.9
EMEA	(15.1)	(4.4)		(25.4)	(13.2)
Other	1.1	2.2		3.0	2.8
Corporate (4)	(12.3)	(8.4)		(22.2)	(15.4)
Consolidated operating income	$ 52.0	$ 46.8		$ 72.4	$ 66.1

Operating income percent	6.9%	6.3%		5.1%	4.7%

Revenue Mix
Americas (1)	73.7%	72.5%		72.8%	71.8%
EMEA (2)	17.5%	18.8%		18.2%	18.9%
Other (3)	8.8%	8.7%		9.0%	9.3%

Business Segment Footnotes

As of November 23, 2012, we realigned portions of our reportable segments for financial reporting purposes as a result of the integration of the PolyVision global technology business into the Steelcase Education Solutions group. Prior to this change, the PolyVision global technology business was combined with the PolyVision surfaces business and was reported collectively as PolyVision in the Other category along with Asia Pacific and Designtex. As a result of these changes, the results of the PolyVision technology business are now reported in the Americas and EMEA segments. The PolyVision surfaces business remains in the Other category. Similarly, amounts in the prior years' financial statements have been reclassified to conform to the new segment presentation.

  The Americas segment serves customers in the U.S., Canada and Latin America with a portfolio of integrated architecture, furniture and technology products marketed to corporate, government, healthcare, education and retail customers through the Steelcase, Coalesse, Details, Nurture by Steelcase and Turnstone brands.
  The EMEA segment serves customers in Europe, the Middle East and Africa primarily under the Steelcase and Coalesse brands, with an emphasis on freestanding furniture systems, storage and seating solutions.
  The Other category includes Asia Pacific, Designtex and PolyVision.
  Corporate expenses include unallocated portions of shared services functions such as information technology, human resources, finance, executive, corporate facilities, legal and research.
YEAR OVER YEAR ORGANIC REVENUE GROWTH (DECLINE) BY SEGMENT
Q2 2014 vs. Q2 2013
	Steelcase Inc.	Americas	EMEA	Other category

Q2 2013 revenue	$ 744.9	$ 539.8	$ 140.0	$ 65.1
Divestiture	(2.0)	—	(2.0)	—
Currency translation effects*	5.2	(0.8)	6.4	(0.4)
Q2 2013 revenue, adjusted	748.1	539.0	144.4	64.7

Q2 2014 revenue	757.6	558.7	132.4	66.5
Dealer acquisitions	(6.2)	—	(6.2)	—
Q2 2014 revenue, adjusted	751.4	558.7	126.2	66.5
Organic growth (decline) $	$ 3.3	$ 19.7	$ (18.2)	$ 1.8
Organic growth (decline) %	0%	4%	(13)%	3%

* Currency translation effects represent the estimated net effect of translating Q2 2013 foreign currency revenues using the average exchange rates during Q2 2014.

PROJECTED ORGANIC REVENUE GROWTH
Q3 2014 vs. Q3 2013
	Steelcase Inc.

Q3 2013 revenue	$ 727
Divestiture	(2)
Currency translation effects*	4
Q3 2013 revenue, adjusted	729

Q3 2014 revenue, projected	755 - 780
Dealer acquisitions	—
Q3 2014 projected revenue, adjusted	755 - 780
Organic growth $	$ 26 - 51
Organic growth %	4% - 7%

* Currency translation effects represent the estimated net effect of translating Q3 2013 foreign currency revenues using the exchange rate at the end of Q2 2014.

Steelcase Inc.
	(Unaudited)				(Unaudited)
	Three Months Ended				Six Months Ended
	August 23, 2013		August 24, 2012		August 23, 2013		August 24, 2012

Revenue	$ 757.6	100.0%	$ 744.9	100.0%	$ 1,424.7	100.0%	$ 1,420.1	100.0%
Cost of sales	513.4	67.8	513.4	68.9	970.6	68.1	987.5	69.5
Restructuring costs	(0.1)	—	3.4	0.5	0.1	—	8.5	0.6
Gross profit	244.3	32.2	228.1	30.6	454.0	31.9	424.1	29.9
Operating expenses	188.9	24.9	181.0	24.3	374.0	26.3	357.7	25.2
Restructuring costs	3.4	0.4	0.3	—	7.6	0.5	0.3	—
Operating income	$ 52.0	6.9%	$ 46.8	6.3%	$ 72.4	5.1%	$ 66.1	4.7%
Interest expense, investment income and other income, net	(5.7)	(0.8)	(1.6)	(0.2)	(8.3)	(0.6)	(1.2)	(0.1)
Income before income tax expense	46.3	6.1	45.2	6.1	64.1	4.5	64.9	4.6
Income tax expense	18.7	2.5	15.7	2.1	23.3	1.6	22.2	1.6
Net income	$ 27.6	3.6%	$ 29.5	4.0%	$ 40.8	2.9%	$ 42.7	3.0%

Operating income	$ 52.0	6.9%	$ 46.8	6.3%	$ 72.4	5.1%	$ 66.1	4.7%
Add: restructuring costs	3.3	0.4	3.7	0.5	7.7	0.5	8.8	0.6
Adjusted operating income	$ 55.3	7.3%	$ 50.5	6.8%	$ 80.1	5.6%	$ 74.9	5.3%

Americas
	(Unaudited)				(Unaudited)
	Three Months Ended				Six Months Ended
	August 23, 2013		August 24, 2012		August 23, 2013		August 24, 2012

Revenue	$ 558.7	100.0%	$ 539.8	100.0%	$ 1,037.5	100.0%	$ 1,019.0	100.0%
Cost of sales	366.6	65.6	369.2	68.4	690.1	66.5	702.9	69.0
Restructuring costs	(0.1)	—	3.4	0.7	0.1	—	8.2	0.8
Gross profit	192.2	34.4	167.2	30.9	347.3	33.5	307.9	30.2
Operating expenses	113.8	20.4	109.8	20.3	229.2	22.1	216.0	21.2
Restructuring costs	0.1	—	—	—	1.1	0.1	—	—
Operating income	$ 78.3	14.0%	$ 57.4	10.6%	$ 117.0	11.3%	$ 91.9	9.0%
Add: restructuring costs	—	—	3.4	0.7	1.2	0.1	8.2	0.8
Adjusted operating income	$ 78.3	14.0%	$ 60.8	11.3%	$ 118.2	11.4%	$ 100.1	9.8%

EMEA
	(Unaudited)				(Unaudited)
	Three Months Ended				Six Months Ended
	August 23, 2013		August 24, 2012		August 23, 2013		August 24, 2012

Revenue	$ 132.4	100.0%	$ 140.0	100.0%	$ 259.1	100.0%	$ 269.2	100.0%
Cost of sales	101.9	77.0	102.6	73.3	195.9	75.6	198.6	73.8
Restructuring costs	—	—	—	—	—	—	0.3	0.1
Gross profit	30.5	23.0	37.4	26.7	63.2	24.4	70.3	26.1
Operating expenses	42.3	31.9	41.8	29.8	82.1	31.7	83.5	31.0
Restructuring costs	3.3	2.5	—	—	6.5	2.5	—	—
Operating loss	$ (15.1)	(11.4)%	$ (4.4)	(3.1)%	$ (25.4)	(9.8)%	$ (13.2)	(4.9)%
Add: restructuring costs	3.3	2.5	—	—	6.5	2.5	0.3	0.1
Adjusted operating loss	$ (11.8)	(8.9)%	$ (4.4)	(3.1)%	$ (18.9)	(7.3)%	$ (12.9)	(4.8)%

Other
	(Unaudited)				(Unaudited)
	Three Months Ended				Six Months Ended
	August 23, 2013		August 24, 2012		August 23, 2013		August 24, 2012

Revenue	$ 66.5	100.0%	$ 65.1	100.0%	$ 128.1	100.0%	$ 131.9	100.0%
Cost of sales	44.9	67.5	41.6	63.9	84.6	66.1	86.0	65.2
Restructuring costs	—	—	—	—	—	—	—	—
Gross profit	21.6	32.5	23.5	36.1	43.5	33.9	45.9	34.8
Operating expenses	20.5	30.9	21.0	32.3	40.5	31.6	42.8	32.4
Restructuring costs	—	—	0.3	0.4	—	—	0.3	0.3
Operating income	$ 1.1	1.6%	$ 2.2	3.4%	$ 3.0	2.3%	$ 2.8	2.1%
Add: restructuring costs	—	—	0.3	0.4	—	—	0.3	0.3
Adjusted operating income	$ 1.1	1.6%	$ 2.5	3.8%	$ 3.0	2.3%	$ 3.1	2.4%

Corporate
	(Unaudited)				(Unaudited)
	Three Months Ended				Six Months Ended
	August 23, 2013		August 24, 2012		August 23, 2013		August 24, 2012

Operating loss	$ (12.3)		$ (8.4)		$ (22.2)		$ (15.4)
Add: restructuring costs	—		—		—		—
Adjusted operating loss	$ (12.3)		$ (8.4)		$ (22.2)		$ (15.4)

Webcast

Steelcase will discuss second quarter results and business outlook on a conference call and webcast at 11:00 a.m. Eastern time tomorrow. Links to the webcast are available at ir.steelcase.com. Related presentation slides will be available on the company's website shortly after this press release is issued.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company. Pursuant to the requirements of Regulation G, the company has provided a reconciliation above of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within the company's earnings release are: (1) organic revenue growth (decline), which represents the change in revenue excluding currency translation effects and the impacts of acquisitions and divestitures; and (2) adjusted operating income (loss), which represents operating income (loss), excluding restructuring costs and goodwill impairment charges. These measures are presented because management uses this information to monitor and evaluate financial results and trends. Therefore, management believes this information is also useful for investors.

Forward-looking Statements

From time to time, in written and oral statements, the company discusses its expectations regarding future events and its plans and objectives for future operations. These forward-looking statements generally are accompanied by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "possible," "potential," "predict," "project," or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from the company's expectations because of factors such as, but not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters and other Force Majeure events; changes in the legal and regulatory environment; restructuring activities; changes in raw materials and commodity costs; currency fluctuations; changes in customer demands; and the other risks and contingencies detailed in the company's most recent Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Steelcase undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

About Steelcase Inc.

For over 100 years, Steelcase Inc. has helped create great experiences for the world's leading organizations - wherever work happens. Steelcase and our family of brands - including Steelcase®, Coalesse®, Details®, Designtex®, Nurture®, PolyVision® and Turnstone® - offer a comprehensive portfolio of furnishings, products and services designed to unlock human promise and support social, economic and environmental sustainability. We are globally accessible through a network of channels, including approximately 670 dealers. Steelcase is a global, industry-leading and publicly traded company with fiscal 2013 revenue of $2.9 billion.

STEELCASE INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(in millions, except per share data)

	Three Months Ended		Six Months Ended
	August 23, 2013	August 24, 2012	August 23, 2013	August 24, 2012
Revenue	$ 757.6	$ 744.9	$ 1,424.7	$ 1,420.1
Cost of sales	513.4	513.4	970.6	987.5
Restructuring costs (benefits)	(0.1)	3.4	0.1	8.5
Gross profit	244.3	228.1	454.0	424.1
Operating expenses	188.9	181.0	374.0	357.7
Restructuring costs	3.4	0.3	7.6	0.3
Operating income	52.0	46.8	72.4	66.1
Interest expense	(4.5)	(4.6)	(8.9)	(9.1)
Investment income (loss)	(1.8)	1.3	(1.2)	2.4
Other income, net	0.6	1.7	1.8	5.5
Income before income tax expense	46.3	45.2	64.1	64.9
Income tax expense	18.7	15.7	23.3	22.2
Net income	$ 27.6	$ 29.5	$ 40.8	$ 42.7

Earnings per share:
Basic	$ 0.22	$ 0.23	$ 0.32	$ 0.33
Diluted	$ 0.22	$ 0.23	$ 0.32	$ 0.33
Weighted average shares outstanding - basic	125.9	127.1	126.2	127.9
Weighted average shares outstanding - diluted	127.8	127.7	128.1	128.4
Dividends declared and paid per common share	$ 0.10	$ 0.09	$ 0.20	$ 0.18

STEELCASE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share data)
	(Unaudited)
	August 23, 2013	February 22, 2013
ASSETS
Current assets:
Cash and cash equivalents	$ 127.8	$ 150.4
Short-term investments	43.4	100.5
Accounts receivable, net	331.5	287.3
Inventories	154.5	137.5
Deferred income taxes	44.5	56.2
Other current assets	55.5	46.7
Total current assets	757.2	778.6

Property, plant and equipment, net	361.7	353.2
Company-owned life insurance	225.5	225.8
Deferred income taxes	109.7	101.7
Goodwill	120.6	121.4
Other intangible assets, net	18.0	19.2
Other assets	95.0	89.7
Total assets	$ 1,687.7	$ 1,689.6

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 227.1	$ 198.6
Short-term borrowings and current portion of long-term debt	2.5	2.6
Accrued expenses
Employee compensation	112.0	129.4
Employee benefit plan obligations	17.3	23.8
Other	151.6	130.4
Total current liabilities	510.5	484.8

Long-term liabilities:
Long-term debt less current maturities	285.2	286.4
Employee benefit plan obligations	156.2	158.0
Other long-term liabilities	75.4	92.4
Total long-term liabilities	516.8	536.8
Total liabilities	1,027.3	1,021.6

Shareholders' equity:
Common stock	—	—
Additional paid-in capital	6.9	27.2
Accumulated other comprehensive loss	(7.2)	(4.2)
Retained earnings	660.7	645.0
Total shareholders' equity	660.4	668.0
Total liabilities and shareholders' equity	$ 1,687.7	$ 1,689.6

STEELCASE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)
(in millions)

	Six Months Ended
	August 23, 2013	August 24, 2012
OPERATING ACTIVITIES
Net income	$ 40.8	$ 42.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28.9	27.4
Changes in cash surrender value of COLI	0.3	(4.5)
Deferred income taxes	0.1	11.8
Non-cash stock compensation	12.5	6.4
Changes in operating assets and liabilities, net of acquisitions and divestiture:
Accounts receivable, inventories and accounts payable	(32.8)	(33.7)
Employee compensation liabilities	(31.3)	(26.3)
Employee benefit obligations	(12.2)	(8.6)
Other assets and liabilities	4.5	6.5
Other	6.3	7.5
Net cash provided by operating activities	17.1	29.2

INVESTING ACTIVITIES
Capital expenditures	(36.4)	(25.8)
Proceeds from disposal of fixed assets	1.6	14.1
Purchases of investments	(17.8)	(14.3)
Liquidations of investments	74.5	41.7
Other	(1.5)	(10.9)
Net cash provided by investing activities	20.4	4.8

FINANCING ACTIVITIES
Dividends paid	(25.1)	(23.0)
Common stock repurchases	(31.8)	(19.4)
Other	(2.3)	0.4
Net cash used in financing activities	(59.2)	(42.0)

Effect of exchange rate changes on cash and cash equivalents	(0.9)	(0.9)

Net decrease in cash and cash equivalents	(22.6)	(8.9)
Cash and cash equivalents, beginning of period	150.4	112.1
Cash and cash equivalents, end of period	$ 127.8	$ 103.2

CONTACT: Investor Contact:
         Raj Mehan
         Investor Relations
         (616) 246-4251

         Media Contact:
         Laura VanSlyke
         Corporate Communications
         (616) 247-2747